Exhibit 10.6

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into as of the 7th day of November 2011, by and among SG Blocks, Inc., with an address at 400 Madison Avenue Suite 16C, New York, New York 10017 (the “Company”), BAW Holdings Corp., a New York corporation, with an address at 100 Quentin Roosevelt Blvd, Garden City, NY 11530 (the “BAW”) and Brian A. Wasserman (“Wasserman” together with BAW “Consultant”).

WITNESSETH:

In consideration of the agreements, provisions, promises and covenants contained herein, and for other consideration as hereinafter described, the parties hereto agree as follows:

1.            Retention. The Company hereby retains the Consultant, and the Consultant hereby accepts such retention by the Company, for the Term (as hereinafter defined), in accordance with the terms and conditions hereinafter set forth.

2.            Term of Retention. Unless earlier terminated as hereinafter provided, the term of the Consultant's retention under this Agreement (the “Term”) shall be for a period of three (3) years, commencing November 7, 2011, and ending November 7, 2014. In the event that the Consultant continues in the retention of the Company after the end of the Term, then unless otherwise agreed to by the Consultant and the Company in writing, the Consultant's continued retention by the Company shall, notwithstanding anything to the contrary expressed or implied herein, be terminable by either party at will. It is expressly understood and agreed that the Company does not now have, nor hereafter shall have, any obligation to continue the Consultant in its retention after the Term ends, and that the Consultant does not now have, nor hereafter shall have, any obligation to continue its retention by the Company after the Terms ends.

3.            Duties.

(a)            The Consultant shall be retained to provide services inclusive of the services listed on Exhibit A attached hereto (collectively the “Services”).

(b)            The BAW shall arrange for Wasserman to perform the Services provided for this Agreement. No one else other than Wasserman shall perform Services without the Company's prior written consent.

(c)            Consultant shall devote such time to the affairs of the Company as is necessary to render the Services contemplated by this Agreement in a professional and workmanlike manner and to fulfill the statutory and fiduciary duties of the Chief Financial Officer of the Company. Consultant agrees to make itself available to the officers and the board of directors (the “Board”) of the Company, subject to reasonable advance notice and mutually convenient scheduling, for the purpose of participating in telephone conferences with the officers  and Board of the Company and advising the Company in the preparation of any reports, products or licenses, and/or other material and documentation (“Documentation”) as shall be necessary, in the reasonable opinion of the Company's management and Board.

(d)            In the performance of Services, Consultant will (i) assist and support the Company’s compliance with the requirements of the Securities Exchange Act of 1934, as amended, Securities Act of 1933, as amended, the Sarbanes Oxley Act of 2002 (the “SOA”) and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (including Section 404 of the SOA related to internal controls and Sections 302 and 906 of the SOA related to certifications) and any other applicable Federal or state securities law, and act in a manner consistent with regards thereto, and (ii) not cause the Company to violate, any statue or regulation or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Company and its subsidiaries and affiliates.

(e)            The Company and Consultant understand and agree that Consultant is currently actively engaged with other ventures and that Consultant's efforts in connection with these other ventures hereunder shall not interfere with its obligations to the Company.

4.            Independent Contractor Status.

(a)            The Consultant's engagement hereunder shall be as an independent contractor, rather than as an employee of the Company, and the Consultant shall not be entitled to any benefits available to employees of the Company. Nothing contained herein shall be interpreted or construed as creating or establishing the relationship of employer-employee between the Company and the Consultant. The Consultant acknowledges that it will be solely responsible for any federal, state or local income or self employment taxes arising with respect to its fees hereunder, and the Company shall not be obligated to withhold or pay any payroll taxes of any kind with regard to Consultant. The Consultant also acknowledges that it has no state law workers' compensation rights with respect to its services under this Agreement.

(b)            The Consultant shall have no power to enter into any agreement on behalf of, or otherwise bind the Company. Without limiting the foregoing, Consultant shall not enter into any contract or commitment on behalf of the Company without the Company's prior written consent.

5.            Compensation. In consideration for the Services to be performed by Consultant for the Company, the Company agrees that the Consultant shall be entitled to compensation as follows:

(a)            Cash Compensation for Services. Consultant shall receive the sum of Ten Thousand Dollars ($10,000) per month (the “Cash Compensation”) payable within five (5) business days of the beginning of each month, provided, however, that no Cash Compensation shall be payable if the Agreement is terminated pursuant to Section 7.

(b)            In the event Wasserman resigns from BAW or if either BAW or Wasserman resign from this engagement with the Company, cease to provide the Services to the Company, or otherwise terminate this Agreement, the Company shall pay Consultant all Cash Compensation lawfully due to Consultant through such date, and the Company shall have no further obligation to pay Cash Compensation to Consultant after such date.

(c)             Option Compensation for Services.

(i)            Upon execution of this Agreement, the Company will issue to Wasserman an option (the “Option”), in the form of Exhibit B to this Agreement, to purchase one million (1,000,000) shares of the outstanding shares of the Company's common stock (the “Option Shares”) at an exercise price of $.20 per share, exercisable in whole or in part for ten (10) years from the grant date. The option shall vest as follows:

-    1/3 on November 7, 2011
-    1/3 on November 7, 2012
-    1/3 on November 7, 2013

6.            Expenses of Consultant. It is expressly understood that each party shall be responsible for its own nominal and reasonable out-of-pocket expenses. Upon the Company's receipt of appropriate documentation, Consultant shall be reimbursed for all reasonable out-of-pocket expenses that have been pre-approved in writing by the Company.

7.           Termination for Cause.

(a)            In addition to any other rights or remedies available to the Company pursuant to this Agreement, the Company may terminate this Agreement for “Cause”, which shall be defined as: (i) willful misconduct in the performance of Consultant's duties, (ii) fraud, embezzlement, dishonesty or theft by Consultant in connection with the performance of the Services, (iii) Consultant's conviction of, or plea of nolo contendere to, a felony or an act of moral turpitude, (iv) breach by Consultant of any material term(s) of this Agreement, or any representation or warranty of this Agreement if not cured after Notification, as provided in Section 7(b) below, (v) Consultant's insolvency or filing of a petition under the federal bankruptcy laws, or (vi) any assignment by Consultant of this Agreement to a third party. Any termination of this Agreement shall act as notice of non-renewal.

(b)            The Company will, upon breach by Consultant of any terms or provisions of this Agreement, notify Consultant in writing of such breach (the “Notification”). If the Consultant fails to cure the breach within ten (10) days of Notification, this Agreement will be deemed terminated as of the Notification date.

8.           Termination Upon Death of Wasserman. In the event of the death of Wasserman during the Term, this Agreement shall terminate effective immediately, provided however, that the Company shall pay to Consultant the Cash Compensation payable pursuant to Section 5(a), pro rated through the effective date of termination.

9.            Termination for Disability. If as a result of incapacity due to physical or mental illness or injury, Wasserman shall have been absent from his duties preventing him from performing the Services hereunder for ninety (90) consecutive days, the Company shall be entitled to terminate this Agreement. Thirty (30) days after giving written notice (which may occur before or after the end of such ninety (90) day period, but which shall not be effective earlier than the last day of such ninety (90) day period), the Company may terminate this Agreement, provided Wasserman is unable to resume his performance of the Services at the conclusion of such notice period. In the event this Agreement is terminated as a result of Wasserman's disability, Consultant shall receive from the Company the Cash Compensation payable pursuant to Section 5(a), pro rated through the effective date of termination.

10.          Representations, Warranties and Covenants; SEC and Legal Compliance.

(a)            Safeguard Information and Materials. Consultant acknowledges that by the very nature of its relationship with the Company, it will, from time to time, have knowledge of or access to material non-public information. “Non-public information” is information marked as “confidential” or otherwise denoted as such, or which is information any person using reasonable judgment would conclude as being “non-public” or confidential information. Consultant hereby agrees and covenants that it will utilize its commercially reasonable efforts to safeguard and prevent the dissemination of such information to third parties unless authorized in writing by the Company to do so as may be necessary in the performance of its Services under this Agreement.

(b)          Conflict With Other Agreements. Both parties acknowledge that the execution, delivery and performance of this Agreement, in the time and manner herein specified, and specifically with regard to the acknowledgment described in Section 3(d), will not conflict with, result in a breach of, or constitute a default under any existing agreement, indenture, or other instrument to which the Consultant is a party or by which either entity may be bound.

(c)          Compliance. Consultant is, and during the term hereof, will be, in compliance with all applicable laws and regulations.

(d)          Authorization. The individuals whose signatures appear below are authorized to sign this Agreement on behalf of their respective corporations.

(e)          Qualifications. Consultant represents and warrants to the Company that (i) it has the experience and ability as may be necessary to perform all the required Services with a high standard of qualify, and (ii) all Services will be performed in a workmanlike and professional manner.

(f)          Consultant represents that it is engaged in the financial consulting business. Consultant further represents that it is not in the business of raising money. Consultant represents that it intends to remain in the financial consulting business for the foreseeable future.

(g)           Consultant represents to the Company that it has not in the past two (2) years and is not presently in the business of raising money and that there has been no broker or finder involved in any manner in connection with the introduction of the investors to the Company, other than the Consultant, and agrees to indemnify the Company against, and hold the Company harmless from, any claim made by any other party for a broker's or finder's fee or other similar payment based upon any agreements, arrangements, or understanding made by Consultant.

(h)           Neither Wasserman nor any entity controlled by Wasserman has been involved in any legal proceeding listed in Item 401(f) of Regulation SK.

11.          Confidentiality. Consultant and Wasserman agree to regard and preserve as confidential at all times during Consultant's retention by the Company and thereafter all Confidential Information (as defined below) pertaining to the Company's business that has been or may be obtained by Consultant or Wasserman in the course of this retention by the Company whether Consultant or Wasserman has such information in memory or in writing or other physical form. Neither Consultant nor Wasserman will, without written authority from the Company to do so, use for its or his benefit or purposes or disclose to others for any reason, either during the Term or thereafter, except as required by the Services hereunder, any Confidential Information connected with the business of the Company. This provision shall not apply to Confidential Information known to Consultant or Wasserman prior to Consultant's retention hereunder, or after the Confidential Information has been voluntarily disclosed to the public, independently developed and disclosed by others, or otherwise enters the public domain through lawful means.

For purposes of this Agreement, “Confidential Information” shall mean any information relating to the business of the Company or any of its affiliates that has not previously been publicly released by duly authorized representatives of the Company and shall include (but shall not be limited to) Company information encompassed in all plans, proposals, computer programs, business, marketing and sales plans and strategies, financial information, costs, research information, pricing information, customer and vendor identity, records, files and information, and all methods, concepts, information, knowledge and ideas reasonably related to the business of the Company.

12.      Competition; Nonsolicitation; Nondisparagement.

(a)            During the Term of this Agreement (as extended by the parties pursuant to Section 2) and for a period of one (1) year following the termination of this Agreement, the Consultant will not, without the prior written consent of the Company, engage in “Competition” with the Company. For purposes of this Agreement, “Competition” shall be defined as engaging in or carrying on any enterprise or business activity (directly or indirectly, whether as an advisor, principal, agent, partner, officer, director, employee, stockholder, associate or consultant to any person, partnership, corporation or other business entity) relating to or that is competitive with the business of the Company.

(b)            The Consultant hereby covenants and agrees that, during the Term (as extended pursuant to Section 2) and for a period of two (2) years following the termination of this Agreement, the Consultant will not solicit or induce .any customer or client of the Company to terminate or otherwise to cease, reduce, or diminish in any way its relationship with the Company.

(c)            The Consultant hereby covenants and agrees that, during the Term (as extended pursuant to Section 2) and for a period of two (2) years following the termination of this Agreement, it will not attempt to influence, persuade or induce, or assist any other person in so persuading or inducing, any employee of the Company or any recruit, candidate, or applicant for employment with the Company to give up, or to not commence, employment or a material or exclusive business relationship with the Company.

(d)            The Consultant agrees that, during the Term (as extended pursuant to Section 2) and for a period of two (2) years following the termination of this Agreement, it will not engage in any conduct that is injurious to the reputation(s) and interest(s) of the Company and/or the Company's past or present directors, officers, agents, fiduciaries, trustees, administrators, employees or assigns, including but not limited to disparaging (or inducing or encouraging others to disparage) the Company and/or any of the foregoing individuals. For purposes of this Agreement, the term “disparage” includes without limitation, making any statement that would adversely affect in any manner the conduct of the Company's business(es), the business reputation of the Company and/or any of the foregoing individuals, and/or the personal reputation of any of the foregoing individuals.

(e)            If any of the foregoing provisions of this Section 12 is found by any court, agency or arbitrator of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

(f)            The Consultant acknowledges and agrees that any violation of any of the covenants of this Section 12 shall constitute a material breach of this Agreement and further acknowledges and agrees the remedy at law available to the Company for any such breach would be inadequate and that damages flowing from such breach may not readily be susceptible to being measured in monetary terms. Accordingly, the Consultant acknowledges, consents and agrees that, in addition to any other rights or remedies which the Company may have at law, in equity or under this Agreement, upon adequate proof of its violation of such covenants and demonstration of a reasonable likelihood of actual damage, the Company will be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach.

13.          Indemnification. The Company agrees to indemnify, defend and hold Consultant and its employees, agents and affiliates harmless from and against any and all loss, claim, damage, liability and expense (including, without limitation, all reasonable costs of investigation, legal and other fees and expenses incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which Consultant may become subject under the United States or foreign securities laws, any applicable statute or regulation of any jurisdiction at common law (whether tort, contract or any other basis), or which may result from any claim or allegation that the Company has infringed the intellectual property rights of any third party, or which may otherwise result from the Company's willful misconduct or gross negligence as per the attached separate Indemnification Agreement included as Exhibit C.

14.          Assignment. This Agreement may not be assigned or delegated by Consultant without the prior written consent of the Company.

15.          Waiver. The waiver by either party of a breach of any provision of this Agreement shall not constitute or be construed as a waiver of any future breach of any provision(s) in this Agreement.

16.          Severability. The provisions of this Agreement shall be severable and the invalidity of any provision, or portion thereof, shall not affect the enforceability of the remaining provisions of this Agreement.

17.          Complete Agreement; Modification. This Agreement sets forth the entire agreement between the parties relative to the subject matter herein. Modification or amendment of any of the provisions of this Agreement shall not be valid unless in writing and signed by the parties hereto.

18.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19.           Notices. All notices pertaining to this Agreement shall be in writing and transmitted either by (a) personal hand delivery, (b) certified or registered mail, return receipt requested, or (c) reputable overnight courier service. All notices shall be sent to the following addresses unless either party gives written notice of a change of address:

If to the Company:
SG Blocks, Inc.
400 Madison Avenue
Suite 16C
New York, New York 10017
Attn: Paul Galvin, CEO

If to Consultant:	BAW Holdings Corp.
100 Quentin Roosevelt Blvd
Garden City, New York 11530
Attn: Brian A. Wasserman

20.          Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

21.          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

22.          Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE COMPANY: SG Blocks, Inc.
By:	/s/ Paul M. Galvin
Paul M. Galvin, CEO

THE COMPANY: BAW Holdings Corp.
By:	/s/ Brian A. Wasserman
Brian A. Wasserman

/s/ Brian A. Wasserman
Brian A. Wasserman, individually

Exhibit A
List of Services

1.
Review of historical and current financial statements — including help in review and preparation of monthly, quarterly and annual financial statements (including full GAAP audited financials footnotes)

a.	Work with the independent auditors for the preparation and completion of the audited statements

b.
Consultant will cause Wasserman to prepare and execute as Chief Financial Officer all SEC documents required to be filed by the Company, to the extent the filing requires such execution by the Company's Chief Financial Officer

2.	Mr. Wasserman, in his capacity as Chief Financial Officer, will perform all duties normally associated with that of a Chief Financial Officer, including without limitation:

a.
Responsibility for any and all financing matters for the Company and its subsidiaries including but not limited to debt, equity or other financings, whether through the public markets or in private transactions, or otherwise, including the negotiation and consummation of all of the foregoing.

b.	Review of annual and quarterly budgets and related matters.

c.
Supervise and administer, as appropriate, all accounting/financial duties and related functions on behalf of the Company for its operations and business matters (including control of the Company's cash, checking accounts, revenue receipts, disbursements, bookkeeping, accounts, ledgers, billings, payroll and related matters).

d.	Supervise and manage, as appropriate, all SEC filing obligations.

e.	Other similar items.

3.	Review, recommendations and monitoring of the Company's accounting and internal control system

4.	Review of the Company's debt and equity capitalization

5.	Preparation and review of 3 year P&L and Cash Flow forecast

a.           Preparation of a sales forecasting model

b.          Preparation of an expense structure model

6.	Preparation and review of 3 year Balance Sheet forecast

7.	Review of Company treasury function including insurance coverage, banking relationships, cash management and bill paying

8.	Introductions to strategic partners and investment banking firms

9.	Recruiting and building the Company's management team

Exhibit B

SG BLOCKS, INC.
400 Madison Avenue, Suite 16C
New York, NY 110017

November __, 2011

To: ______________

We are pleased to inform you that on November 7, 2011 the Stock Option Committee (the “Committee”) of the Board of Directors of SG Blocks, Inc. (the “Company”) granted you an nonqualified stock option (the “Option”) to purchase _______ shares of the Company’s common stock, par value $0.01 per share at a price of $0.20 per share and otherwise in accordance with the Company’s 2011 Incentive Stock Plan (the “Plan”). The shares of Common Stock issuable upon exercise of the Options are referred to hereinafter as the “Stock.”

The Options will become exercisable as follows: (a) as to _______ shares of Stock, immediately on November 7, 2011; (b) as to a further _______ shares of Stock, on November 7, 2012; and (c) as to the remaining _______ shares of Stock, on November 7, 2013; and that each such Option will expire on November 6, 2021.

These Options are issued in accordance with and are subject to and conditioned upon all of the terms and conditions of the Plan (a copy of which in its present form is attached hereto), as from time to time amended, provided, however, that no future amendment or termination of the Plan shall, without your consent, alter or impair any of your rights or obligations under the Options. Reference is made to the terms and conditions of the Plan, all of which are incorporated by reference in this option agreement as if fully set forth herein.

Notwithstanding any other provision in this option agreement or the Plan, no Option may be exercised unless and until the Stock to be issued upon the exercise of the Option has been registered under the Securities Act of 1933 (the “Securities Act”) and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration in the United States. The Company shall not be under any obligation to register the Stock, although the Company may in its sole discretion register the Stock at such time as the Company shall determine. If the Company chooses to comply with an exemption from registration, the Stock may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Stock, and the Committee may also give appropriate stop transfer instructions with respect to the Stock to the Company’s transfer agent.

You understand and acknowledge that, under existing law, unless at the time of the exercise of these Options a registration statement under the Securities Act is in effect as to the Stock (i) any Stock purchased by you upon exercise of these Options may be required to be held indefinitely unless the Stock is subsequently registered under the Securities Act or an exemption from such registration is available; (ii) any sales of the Stock made in reliance upon Rule 144 promulgated under the Securities Act may be made only in accordance with the terms and conditions of that rule (which, under certain circumstances, restricts the number of shares which may be sold and the manner in which shares may be sold); (iii) in the case of securities to which Rule 144 is not applicable, some other exemption will be required; (iv) certificates for Stock to be issued to you hereunder shall bear a legend to the effect that the Stock has not been registered under the Securities Act and that the Stock may not be sold, hypothecated or otherwise transferred in the absence of an effective registration statement under the Securities Act relating thereto or an opinion of counsel satisfactory to the Company that such registration is not required; (v) the Company may place an appropriate “stop transfer” order with its transfer agent with respect to the Stock; and (vi) the Company has undertaken no obligation to register the Stock or to include the Stock in any registration statement which may be filed by it subsequent to the issuance of the Stock to you. In addition, you understand and acknowledge that the Company has no obligation to you to furnish information necessary to enable you to make sales under Rule 144.

These Options (or installment thereof) are to be exercised by delivering to the Company a written notice of exercise in the form attached hereto as Exhibit A, specifying the number of shares of Stock to be purchased, together with payment of the purchase price of the Stock to be purchased. The purchase price is to be paid in cash or, at the discretion of the Committee, by one of the other means provided in the Plan and referenced on Exhibit A.

Kindly evidence your acceptance of these Options and your agreement to comply with the provisions hereof and of the Plan by executing this option agreement under the words “Agreed To and Accepted.”

Very truly yours,

SG BLOCKS, INC.

By:
Name:
Title:

AGREED TO AND ACCEPTED:

Exhibit A

SG BLOCKS, INC.
400 Madison Avenue, Suite 16C
New York, NY 110017

Gentlemen:

Notice is hereby given of my election to purchase _____ shares of Common Stock, $0.01 par value (the “Stock”), of SG Blocks, Inc. (the “Company”), at a price of $0.20 per share, pursuant to the provisions of the stock option granted to me on November 7, 2011 under the Company’s 2011 Incentive Stock Plan. Enclosed in payment for the Stock is:

	¨	my check in the amount of $ __________.
*	¨	__________ shares of Stock having a total value of $ __________, such value based on the Fair Market Value (as defined in the Plan) of the Stock.
*	¨
the cancellation of __________ shares of Stock pursuant to the cashless exercise provision of the Plan having a total value of $ __________, such value based on the Fair Market Value (as defined in the Plan) of the Stock.

*	¨	a combination of the foregoing, as indicated above.

The following information is supplied for use in issuing and registering the Stock purchased hereby:

Number of Certificates and Denominations

Name

Address

Social Security Number

Dated:

Very truly yours,

__________________
* Subject to the approval of the Committee.

Exhibit C

INDEMNIFICATION AGREEMENT

This Indemnification Agreement, dated as of November 7, 2011 (this “Agreement”), is by and between SG Blocks, Inc., a Delaware corporation (the “Corporation,” which capitalized term shall include any one or more of its subsidiaries where appropriate), and Brian A. Wasserman (“Indemnitee”):

RECITALS

WHEREAS, the Corporation and Indemnitee have entered into that certain Consulting Agreement, dated the date hereof (the “Consulting Agreement”), pursuant to which Indemnitee will provide certain services to the Corporation, including acting as the Corporation's Chief Financial Officer; and

WHEREAS, highly competent persons are becoming more reluctant to serve publicly-held corporations as directors or executive officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to, and activities on behalf of, such corporations; and

WHEREAS, the statutes and judicial duties regarding the duties of officers and directors and officers are often difficult to apply, ambiguous or conflicting and therefore fail to provide such directors and executive officers with adequate and reliable knowledge of legal risks to which they are exposed or information regarding the proper cause of action to take; and

WHEREAS, the current impracticability and costs of obtaining adequate insurance and the uncertainties relating to indemnification have increased the difficulty of attracting and competitive directors and executive officers retaining competent directors and executive officers; and

WHEREAS, the Board of Directors of the Corporation (the “Board of Directors”) has determined that the difficulty in attracting and retaining competitive directors and executive officers is detrimental to the best interests of the Corporation's stockholders and that the Corporation should act to assure such persons that there will be increased certainty of such protection in the future; and

WHEREAS, the Corporation believes it is unfair directors and executive officers to assume the risk of huge judgments and other expenses which may occur in cases in which the director or executive officer acted in good faith; and

WHEREAS, Section 145 of the General Corporation Law of Delaware (“Section 145”), under which the Corporation is organized, empowers the Corporation to indemnify its officers and directors by agreement and expressly provides that the indemnification provided by Section 145 is not exclusive; and

WHEREAS, the Board of Directors believes it is reasonable, prudent and necessary for the Corporation contractually to obligate itself to indemnify Indemnitee to the fullest extent permitted by applicable law so that Indemnitee will continue to serve the Corporation free from undue concern that Indemnitee will not be so indemnified; and

WHEREAS, Indemnitee is willing to serve, continue to serve and/or to take on additional service for or on behalf of the Corporation on the condition that Indemnitee is so indemnified.

NOW, THEREFORE, in consideration of the premises and the covenants contained in this Agreement and other good and valuable consideration, the receipt and adequacy of which is acknowledged by both Indemnitor and Indemnity, the Corporation and Indemnitee do hereby covenant and agree as follows:

1.             Definitions.

(a)           “Affiliate” includes any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise directly or indirectly owned by the Corporation.

(b)           “Change in Control” means a change in control of the Corporation of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A (or in response to any similar item or similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the “Act”), whether or not the Corporation is then subject to such reporting requirement; provided, however, that, without limitation, a Change in Control shall be deemed to have occurred if:

(i)           any “person” (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest;

(ii)          the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than two-thirds of the Board of Directors immediately thereafter;

(iii)         during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least two-thirds of the Board of Directors; or

(iv)         the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation (in one transaction or a series of transactions) of all or substantially all of the Corporation's assets.

(c)            “Potential Change in Control” shall be deemed to have occurred if:

(i)           the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; or

(ii)           the Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(d)           “Corporate Status” describes the status of a person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or served at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint, venture, trust or other enterprise.

(e)           “Disinterested Director” means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(0           “Proceeding” includes any threatened, pending or completed inquiry, action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to paragraph 12(a) to enforce the Indemnitec's rights under this Agreement.

(g)           “Expenses” includes all reasonable direct and indirect costs of any type or nature whatsoever (including, without limitation, attorneys' fees and related disbursements, out-of-pocket costs and reasonable compensation for time spent by the Indemnitee for which Indemnitee is not otherwise compensated by the Corporation or any third party, provided that the rate of such compensation and estimated time- involved is approved in advance by the Board of Directors), actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of a Proceeding (including amounts paid in settlement by or on behalf of Indemnitee, provided the Corporation agrees to such settlement (an “Approved Settlement”)), or the prosecution of an action or proceeding, including appeals, to establish or enforce a right to indemnification under this Agreement, Section 145 or otherwise. Expenses as defined in this Agreement shall not include any judgments, fines or penalties actually levied against the Indemnitee.

(h)           “Independent Counsel” means any law firm or member of a law firm which the Board of Directors may designate from time to time, provided that such law firm or member of the law firm so designated is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (x) the Corporation or Indemnitee in any matter material to either such party, or (y) any other party to the Proceeding giving rise to a claim for indemnification under this Agreement. Indemnitee has the sole right, exercisable in Indemnitee's sole discretion, to waive the proviso contained in clause (x) of the immediately preceding sentence. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee's rights under this Agreement arising on or after the date of this Agreement, regardless of when the Indemnitee's act or failure to act occurred.

2.              Services By Indemnitee.  Indemnitee shall serve or continue to serve as chief financial officer of the Corporation so long as Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the By-Laws of the Corporation or until such time as he tenders his resignation in writing the Consulting Agreement is terminated or Indemnitee's services to the Corporation are otherwise terminated by the Board of Directors. This Agreement shall not impose any obligation on the Indemnitee or the Corporation to continue the Indemnitee's position with the Corporation beyond any period otherwise applicable, nor to create any right to continued employment of the Indemnitee in any capacity.

3.             General Indemnification Right. The Corporation shall indemnify and shall advance Expenses to Indemnitee as provided in this Agreement to the fullest extent permitted by law.

4.             Proceedings Other than Proceedings by or in the Right of the Corporation. Indemnitee shall be entitled to the rights of indemnification provided in this section 4 if, by reason of his Corporate Status, he is, or is threatened to be made, a party to any Proceeding, other than a Proceeding by or in the right of the Corporation. Pursuant to this section 4, Indemnitee shall be indemnified against Expenses, including, without limitation, amounts paid in an Approved Settlement, as well as any judgments, fines and penalties levied or awarded against Indemnitce in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in; or not opposed to, the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful. Without limiting the generality of the foregoing, for purposes of this section 4, and in addition to other circumstances for which Indemnitee shall be deemed to have acted in good faith, Indemnitee shall conclusively be deemed to have acted in good faith if Indemnitee's action is based on information supplied to the Indemnitec by legal-counsel for the Corporation or an Affiliate or by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or an Affiliate.

5.             Proceedings by or in the Right of the Corporation. Indemnitee shall be entitled to the rights of indemnification provided in this section 5, if, by reason of his Corporate Status, Indemnitee is, or is threatened in writing to be made, a party to any threatened, pending or completed Proceeding brought by or in the right of the Corporation to procure a judgment in the Corporation's favor. Pursuant to this section 5, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such Proceeding if Indemnitce acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation if applicable law expressly prohibits such indemnification unless and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such Proceeding shall have been brought or is pending, shall determine that indemnification against Expenses may nevertheless be made by the Corporation. Without limiting the generality of the foregoing, for purposes of this section 5, and in addition to other circumstances for which Indemnitee shall be deemed to have acted in good faith, Indemnitee shall conclusively be deemed to have acted in good faith if Indemnitee's action is based on information supplied to the Indemnitee by legal counsel for the Corporation or an Affiliate or by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or an Affiliate.

6.             Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee's Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with each successfully resolved claim, issue or matter. For purposes of this section 6, but without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal or withdrawal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

7.             Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

8.             Advance of Expenses. The Corporation shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within twenty days after the receipt by the Corporation of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall evidence or reflect the Expenses incurred by Indemnitee and shall include or he preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it is determined ultimately that Indemnitee is not entitled to be indemnified against such Expenses.

9.              Procedure for Determination of Entitlement to Indemnification.

(a)           To obtain indemnification under this Agreement, Indemnitee shall submit to the secretary of the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. Promptly upon receipt of such a request for indemnification, the secretary of the Corporation shall advise the Board of Directors in writing that Indemnitee has requested indemnification.

(b)           Upon written request by Indemnitee for indemnification pursuant to paragraph 9(a), a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case as follows:

(i)           if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall he delivered to Indemnitee (unless Indemnitee shall request that such determination be made by the Board of Directors, in which case the determination shall he made in the manner provided below in clauses (ii) or (iii));

(ii)          if a Change of Control shall not have occurred, (x) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors, or (y) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, if such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or

(iii)         as provided in paragraph 10(b) of this Agreement;

and, if it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating shall be borne by the Corporation (regardless of the determination as to Indemnitee's entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(c)           In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to paragraph 9(b), and no counsel shall have been designated previously by the Board of Directors or the Independent Counsel so designated is unwilling or unable to serve, then,

(i)           if no Change of Control shall have occurred, the Independent Counsel shall be selected by the Board of Directors and the Corporation shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected; or

(ii)           if a Change of Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the. Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Corporation advising the Corporation of the identity of three potential independent counsels, of which the Board of Directors may select one counsel to act as Independent Counsel. The Board of Directors shall make such selection within seven days of the giving of such list of three potential independent counsels, and if not selected by the Board of Directors during said seven-day period, Indemnitee shall select the counsel among the three potential independent counsels to serve as the Independent Counsel.

In either event, Indemnitee or the Corporation, as the case may be, may, within seven days after such written notice of selection shall have been given, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirement of “Independent Counsel” as defined in this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within twenty days after submission by Indemnitee of a written request for indemnification pursuant to paragraph 9(a), no Independent Counsel shall have been selected or, if selected, shall have been objected to in accordance with this paragraph 9(c), either the Corporation or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Corporation or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as Independent Counsel under paragraph 9(b). The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with the performance of the Independent Counsel's responsibilities pursuant to paragraph 9(b), and the Corporation shall pay all reasonable fees and Expenses incident to the implementation of the procedures of this paragraph 9(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to section 12, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

10.           Presumptions and Effect of Certain Proceedings.

(a)           If a Change of Control shall have occurred, in making a determination with respect to entitlement to indemnification under this Agreement, the person, persons or entity making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement if the Indemnitee has submitted a request for indemnification in accordance with paragraph 9(a), and the Corporation shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption by any person, persons or entity.

(b)           If, within 30 days after receipt by the Corporation of the request for indemnification, the Board of Directors shall not have made a determination under clauses (i) or (ii)(x) of paragraph 9(b) with regard to such indemnification request, the requisite determination of entitlement to indemnification shall be deemed to have been made in favor of the Indemnitee who then shall be entitled to such indemnification, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) prohibition of such indemnification under applicable law. The foregoing provisions of this paragraph 10(b) shall not apply if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to clauses (i) or (ii)(y) of paragraph 9(b).

(c)           The termination of any Proceeding or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful.

11.           Assumption of Defense.

(a)           In the event the Corporation shall be obligated to pay the Expenses of any Proceeding against the Indemnitee, the Corporation may assume the defense of such Proceeding, with counsel of the Corporation's reasonable choice, upon the delivery to the Indemnitee of written notice of the Corporation's reasonable election to do so. After the giving of such notice, the Corporation will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding, provided that (i) the Indemnitee shall have the right to employ Indemnity's counsel in such Proceeding at the Indemnitee's expense; and (ii) the fees and Expenses of the Indemnitee's counsel shall be at the expense of the Corporation if (A) the employment of counsel by the Indemnitee has been previously authorized and approved in writing by the Corporation, (B) the Corporation shall have reasonably concluded that there may be a conflict of interest between the Corporation and the Indemnitee in the conduct of any such defense, or (C) the Corporation shall not, in fact, have employed counsel to assume the defense of such Proceeding.

(b)           Whether or not such defense is assumed by the Corporation, the Corporation will not be subject to any liability for any settlement made without its written consent. If the Corporation is not entitled to, or does not elect to, assume the defense of a claim, the Corporation will not be obligated to pay the fees and expenses of more than one counsel for Indemnitee.

12.           Remedies of Indemnitee.

(a)           In the event that any one or more of the following events shall have occurred:

(i)           a determination is made pursuant to section 9 that Indemnitee is not entitled to indemnification under this Agreement,

(ii)          expenses are not advanced timely in accordance with section 8,

(iii)         the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to paragraph 9(b) and such determination shall not have been made and delivered in a written opinion within 90 days after receipt by the Corporation of the request for indemnification,

(iv)        payment of indemnification is not made pursuant to section 6 within ten days after receipt by the Corporation of a written request therefor, and/or

(v)         payment of indemnification is not made within ten days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to paragraph 10(b), then, the Indemnitee shall be entitled to an adjudication of Indemnitee's entitlement to such indemnification or advancement of Expenses in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction. Alternatively, Indemnitee, at Indemnitee's sole option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first obtained the right to commence such proceeding pursuant to this section 12. The Corporation shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

(b)           Whenever a determination is made pursuant to section 8 of this Agreement that Indemnitee is not entitled to indemnification, the judicial proceeding or arbitration commenced pursuant to this section 12 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, in any judicial proceeding or arbitration commenced pursuant to this section 12.

(c)           If a determination shall have been made or deemed to have been made pursuant to section 9 that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this section 12 absent

(i)           a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or

(ii)           a prohibition of such indemnification under applicable law.

(d)           The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement.

(e)           In the event that Indemnitee, pursuant to this section 12, seeks a judicial adjudication or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of Expenses in this Agreement) actually and reasonably incurred by Indemnitee in connection with obtaining such judicial adjudication or arbitration, but only if Indemnitee prevails therein. if it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

13.            Non-Exclusivity; Duration of Agreement; Insurance: and Subrogation.

(a)           The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Corporation's certificate of incorporation or by-laws, any other agreement, a vote of stockholders, a resolution of directors, or otherwise.

(b)           This Agreement shall continue until and terminate upon the later of:

(i)           five years after the date that Indemnitee shall have ceased to serve as an officer or director of the Corporation, or

(ii)          the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses under this Agreement and of any proceeding commenced by Indemnitee pursuant to section 12 relating thereto.

(c)           This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators.

(d)           (i) To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors and officers of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with the terms thereof to the maximum extent of the coverage available for Indemnitee under such policy or policies.  The Corporation shall take all necessary or appropriate action to cause such insurers to pay on behalf of the Indemnitee all amounts payable as a result of the commencement of a proceeding in accordance with the terms of such policy.

(ii) For a period of three years after the date the Indemnitee shall have ceased to serve as an officer or director of the Corporation, the Corporation will provide officers and directors liability insurance for Indemnitee on terms no less favorable than the terms of the liability insurance which the Corporation then provides to the current officers and directors of the Corporation as of the date such services shall totally lease; provided, that the Corporation provides officers and directors liability insurance to its current officers and directors as of such cessation date; and provided, further, that the annual premiums for the liability insurance to be provided to the Indemnitee do not exceed by more than 50% the premium charged for the coverage available for any of the Corporation's then current officers and directors.

(e)           In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including, without limitation, execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

(f)            The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee otherwise actually has received such payment under any insurance policy, contract, agreement or otherwise.

14.           Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

(a)           the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

(b)           to the fullest extent possible the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

15.           Exception to Right of Indemnification or Advancement of Expenses.

(a)           Except as otherwise provided specifically in this Agreement, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to:

(i)           any Proceeding, or any claim herein, brought or made by Indemnitee against the Corporation;

(ii)          amounts payable by Indemnitee to the Corporation or any Affiliate in satisfaction of any judgment or settlement in the Corporation's or such Affiliate's favor (except amounts for which you shall be entitled to indemnification pursuant to section 5);

(iii)         amounts payable on account of profits realized by you in the purchase or sale of securities of the Corporation or any Affiliate within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended;

(iv)        Expenses in connection with which Indemnitee is not entitled to indemnification as a matter of law or public policy; or

(v)         Expenses to the extent you are indemnified by the Corporation otherwise than pursuant to this Agreement, including any Expenses for which payment is made to you under an insurance policy or as otherwise provided pursuant to paragraph 13(c).

(b)           Anything in this Agreement to the contrary notwithstanding, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement in connection with any claim initiated by Indemnitee, unless:

(i)           the Corporation has joined in or the Board has authorized or consented to any such claim or

(ii)          the claim is one to enforce Indemnitee's rights under this Agreement.

16.           Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. Except as otherwise specifically provided, references in this Agreement to specific section, paragraph and clause numbers and letters shall refer to the sections, paragraphs and clauses in this Agreement having such numbers and letters.

17.           Modification and Waiver. This Agreement may be amended from time to time to reflect changes in Delaware law or for other reasons. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties to this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

18.           Notice by Indemnitee. Indemnitee shall promptly to notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder; provided, however, that the failure to give any such notice shall not disqualify the Indemnitee from indemnification hereunder unless such failure has a material adverse effect on the Corporation or on the possibility of a favorable outcome to a Proceeding.

19.           Notices. Notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed duly given if (x) personally delivered, against written receipt therefor, (y) forwarded by pre-paid certified or registered mail, return receipt requested, or (z) forwarded via a nationally recognized overnight courier service (e.g., Federal Express, USPS Express Mail, UPS, DHL, etc.) to the parties to which such notice or other communication is required by this Agreement to be given, at the address of such parties as follows:

If to the Corporation, to:	Paul M. Galvin, Chief Executive Officer
SG Blocks, Inc.
350 Madison Avenue
New York, New York 10017

with a copy to:

If to Indemnitee, to:	Brian Wasserman
BAW Holding, Inc.
100 Quentin Roosevelt Boulevard - Suite 516
Garden City, New York 11530

with a copy to:	Randy S. Zelin, Esq.
Moritt Hock & Hamroff LLP
400 Garden City Plaza - Suite 202
Garden City, New York 11530.

or, in the case of any of the parties to this Agreement, at such other address as such party shall furnish to each of the other parties in accordance with this section 19. Notices and other communications delivered personally shall be deemed given as of the date of actual receipt; mailed notices and other communications shall be deemed given as of the date three business days following such mailing; and notices and other communications sent via overnight courier service shall be deemed given as of the date one business day after delivery to such courier service.

20.           Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. Any legal action resulting from, arising under, out of or in connection with, directly or indirectly, this Agreement shall be commenced exclusively in the Supreme Court, State of New York, County of Nassau, or the U.S. District Court for the Eastern District of New York. All parties to this Agreement hereby submit themselves to the jurisdiction of any such court, and agree that service of process on them in any such action, suit or proceeding may be affected by the means by which notices are to be given under this Agreement.

21.           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

22.           Specific Enforcement. The parties hereby agree that any remedy at law for a violation of any of the provisions of this Agreement is not, in itself, adequate to protect the parties hereto, and each party therefore shall be entitled to specific performance or any other mode of injunctive and/or other equitable relief to enforce such party's rights hereunder or any other relief a court may award.

23.           Invalidity of Provision. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. In addition, to the extent that any term or provision hereof is deemed invalid, void or otherwise unenforceable, but may be made enforceable by amendment thereto, the parties agree that such amendment may be made so that the same shall, nevertheless, be enforceable to the fullest extent permissible under the laws and public policies applied in any such jurisdiction in which enforcement is sought.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

THE CORPORATION:
SG Blocks, Inc.

By:	/s/ Paul M. Gavin
Paul M. Gavin, Chief Executive officer

INDEMNITEE:

/s/ Brian A. Wasserman
Brian A. Wasserman